Warrant and Registration Rights Agreement

                                              ____, 1997

NATIONAL SECURITIES CORPORATION
        As Representative of the Several Underwriters
c/o National Securities Corporation
8214 Westchester
Suite 500
Dallas, Texas 75225

Gentlemen:

        Western Country Clubs Inc., a corporation organized under the laws the State of Colorado (the "Company"), hereby agrees to sell to the several underwriters (the "Underwriters") named in Schedule I to that certain Underwriting Agreement (herein so called) of even date herewith by and among you and the Company, and you hereby agree, as representative of the Underwriters, that the Underwriters will purchase from the Company, at a purchase price of $100.00, warrants (the "Underwriter Warrants") to purchase 40,000 shares of the Company's Series A Cumulative Convertible Redeemable Preferred Stock (the "Preferred Stock") and 120,000 Series A Redeemable Common Stock Purchase Warrants (the "Warrants") issued in accordance with the terms of a warrant agreement dated as of __________, 1997 between the Company and American Securities Transfer and Trust, Inc. as Warrant Agent. The Underwriter Warrants will be exercisable by the holders thereof as to all or any lesser number of shares of Preferred Stock or Warrants covered thereby, at the Purchase Price per share and per Warrant (as defined below) at any time and from time to time on and after the first anniversary of the date hereof and ending at 5:00 p.m. on the fifth anniversary of the date hereof.

1.      DEFINITIONS.


       As used herein the following terms, unless the context otherwise requires, shall have for all purposes hereof the following meanings:


     (a) The term " Common Stock " refers to the common stock of the Company pursuant to the Articles of Incorporation of the Company, as amended.


     (b)  The  term  "Preferred   Stock"  refers  to  the  Series  A  Cumulative
          Convertible Redeemable Preferred Stock of the Company pursuant to the Articles of Incorporation of the Company as amended.


     (c) The term "Warrants" refers to the Series A Redeemable Common Stock Purchase Warrants of the Company which entitle the holder thereof to purchase one share of Common Stock of the Company anytime prior to ____________,2002, as authorized by the Board of Directors of the Company, the terms of which are governed by a Warrant Agreement with the Warrant Agent dated ____________, 1997


     (d) The term "Other Securities" refers to any stock (other than the Preferred Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Underwriter Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Underwriter Warrants, in lieu of or in addition to Preferred Stock and Warrants, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Preferred Stock or Other Securities pursuant to Section 6 below or otherwise.


     (e) The term "Purchase Price" refers to the purchase price of the Underlying Preferred Stock and Underlying Warrants subject to this Agreement. The Purchase Price shall equal 120% of the offering price per share of Preferred Stock and per Warrant as set forth in the Registration Statement. The Purchase Price is subject to adjustment as provided in Section 6 below.

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     (f)  The term "Registration Statement" refers to the Registration Statement on Form SB-2 (File No. 333-21547 filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act").


     (g) The term "Underlying Securities" refers to the Underlying Preferred Stock and the Underlying Warrants.


     (h) The term "Underlying Preferred Stock" refers to the Preferred Stock issued or issuable upon the exercise, in whole or in part, of the Underwriter Warrants.


     (i) The term "Underlying Warrants" refers to the Warrants, which are issued or issuable upon the exercise, in whole, or in part, of the Underwriter Warrants.


     (j) The term "Warrant Stock" refers to shares of Common Stock issued or issuable upon the exercise of the Underlying Warrants.



The purchase and sale of the Underwriter Warrants shall take place, and the purchase price therefore shall be paid by delivery of your check payable to the Company on the Closing Date (as defined in the Underwriting Agreement).



2.      REPRESENTATIONS AND WARRANTIES.


        The Company represents and warrants to you as follows:


     (a) Corporate Action. The Company has all requisite corporate power and authority, and has taken all necessary corporate action, to execute and deliver this Agreement, to issue and deliver the Underwriter Warrants and certificates evidencing same, and to authorize and reserve for issuance, and upon payment from time to time of the Purchase Price to issue and deliver, the Underlying Preferred Stock, the Underlying Warrants and the Warrant Stock.


     (b) No Violation. Neither the execution nor delivery of this Agreement, the consummation of the actions herein contemplated nor compliance with the terms and provisions hereof will conflict with, or result in a breach of, or constitute a default or an event permitting acceleration under, any of the terms, provisions or conditions of the Articles of Incorporation or Bylaws of the Company or any indenture, mortgage, deed of trust, note, bank loan, credit agreement, franchise, license, lease, permit, judgment, decree, order, statute, rule or regulation or any other agreement, understanding or instrument to which the Company is a party or by which it is bound.


3.      COMPLIANCE WITH THE ACT.



     (a)  Transferability   of   Underwriter   Warrants.   You  agree  that  the
          Underwriter Warrants may not be transferred, sold, assigned or hypothecated, except to (i) persons who are officers of you or any successor of you; (ii) a successor to you in a merger or consolidation; (iii) a purchaser of all or substantially all of your assets; (iv) your shareholders in the event you are liquidated or dissolved; (v) broker-dealers participating in the Company's public offering, and (vi) persons who are officers or partners of such participating broker-dealers.


     (b) Registration of Underlying Preferred Stock and Underlying Warrants. The Underlying Preferred Stock and Underlying Warrants issuable upon the exercise of the Underwriter Warrants have been registered under the Act. However, you agree not to make any sale or other disposition of the Underlying Preferred Stock and Underlying Warrants, except pursuant to a post-effective amendment to the Registration Statement or a new registration statement which has become effective under the Act, setting forth the terms of such offering, the underwriting discount and the commissions and any other pertinent data with respect

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

          thereto, unless you have provided the Company with an opinion of recognized counsel reasonably acceptable to the Company that such registration is not required under the Act and applicable state securities laws.


     (c) Inclusion in Registration of Other Securities. If at any time after the first anniversary of the effective date hereof but prior to the fifth anniversary of the effective date hereof, the Company shall propose the registration on an appropriate form under the Act of any shares of Preferred Stock, Warrants or Other Securities (other than in connection with a merger or acquisition or an employee benefit plan), the Company shall at least 30 days prior to the filing of such registration statement give you written notice of such proposed registration and, upon written notice given to the Company within 10 business days after your receipt of such notice from the Company, shall include or cause to be included in any such registration statement all or such portion of the Underlying Securities and the Warrant Stock as you may request, provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of such Preferred Stock, Warrants, or such Other Securities originally proposed to be registered.



          Notwithstanding any provision of this Agreement to the contrary, if any holder of any of the Underwriter Warrants exercises his Underwriter Warrants but shall not have included all the Underlying Securities or Warrant Stock in a registration statement which complies with Section 10(a)(3) of the Act, which has been effective for at least 30 calendar days following the exercise of the Underwriter Warrants, the registration rights set forth in this Subsection 3(c) shall be extended until such time as (i) the registration statement has been effective for at least 30 calendar days, or (ii) in the opinion of counsel satisfactory to you and the Company, registration is not required under the Act or under applicable state laws for resale of the Underlying Securities or Warrant Stock in the manner proposed.


     (d) Company's Obligations in Registration. In the event you timely elect to participate in an offering by including your Underwriter Warrants, the Underlying Securities or the Warrant Stock in a registration statement pursuant to Subsection 3(c) above, the Company shall:


          (i) Notify you as to the filing thereof and of all amendments or supplements thereto filed prior to the effective date thereof;


          (ii) Comply  with  all  applicable   rules  and   regulations  of  the
               Commission;


          (iii)Notify you immediately, and confirm the notice in writing, (1) when the registration statement becomes effective, (2) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose, (3) of the receipt by the Company of any notification with respect to the suspension of qualification of the Preferred Stock, the Warrants or Warrant Stock for sale in any jurisdiction or of the initiation, or the threatening, of any proceedings for that purpose and (4) of the receipt of any comments, or requests for additional information, from the Commission or any state regulatory authority. If the Commission or any state regulatory authority shall enter such a stop order or order suspending qualification at any time, the Company will make every reasonable effort to obtain the lifting of such order as promptly as practicable.


          (iv) During the time when a registration statement is required to be delivered under the Act during the period required for the distribution of the Underlying Securities or the Warrant Stock, comply so far as it is able with all requirements imposed upon it by the Act, as hereafter amended, and by the rules and regulations promulgated thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of the Underlying Securities and the Warrant Stock, as applicable. If at any time when a registration statement relating to the Underlying Securities or the Warrant Stock is required to be delivered under the Act any event shall have occurred as a result of which, in the opinion of counsel for the Company or your counsel, the registration statement relating to the Underlying Securities or the Warrant Stock as then amended or supplemented


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

               includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend such registration statement to comply with the Act, the Company will promptly prepare and file with the Commission an appropriate amendment or supplement (in form satisfactory to you).


          (v) Endeavor in good faith, in cooperation with you, at or prior to the time the registration statement becomes effective, to qualify the Underlying Securities and/or the Warrant Stock, as applicable for offering and sale under the securities laws relating to the offering or sale of the Underlying Securities and/or the Warrant Stock, as applicable in such jurisdictions as you may reasonably designate and to continue the qualifications in effect so long as required for purposes of the sale of the Underlying Securities and/or the Warrant Stock, as applicable; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process, or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction. For the purposes of this paragraph, "good faith" is defined as the same standard of care and degree of effort as the Company will use to qualify its securities other than the Underlying Securities and the Warrant Stock.


          (vi) Make generally available to its security holders as soon as practicable, but not later than the first day of the eighteenth full calendar month following the effective date of the registration statement, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the rules and regulations promulgated thereunder, but which shall satisfy the provisions of Section 11(a) of the Act) covering a period of at least twelve months beginning after the effective date of the registration statement.


          (vii)After the effective date of such registration statement, prepare, and promptly notify you of the proposed filing of, and promptly file with the Commission, each and every amendment or supplement thereto or to any registration statement forming a part thereof as may be necessary to make any statements therein not misleading in any material respect; provided that no such amendment or supplement shall be filed if you shall object thereto in writing promptly after being furnished a copy thereof.


          (viii) Furnish to you, as soon as available, copies of any such registration statement, including all preliminary or final registration statements, or supplement or amendment prepared pursuant thereto, all in such quantities as you may from time to time reasonably request;

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


          (ix) Make such representations and warranties to any underwriter of the Underlying Securities or the Warrant Stock, as applicable, and use your best efforts to cause Company counsel to render such usual and customary opinions to such underwriter, as such underwriter may reasonably request; and


          (x) Pay all costs and expenses incident to the performance of the Company's obligations under Subsection 3 (c) above and under this Subsection 3 (f), including without limitation the fees and disbursements of Company auditors and legal counsel, of legal counsel for you and of legal counsel responsible for qualifying the Underlying Securities and/or the Warrant Stock under blue sky laws, all filing fees and printing expenses, all expenses in connection with the transfer and delivery of the Underlying Securities and/or Warrant Stock, and all expenses in connection with the qualification of the Underlying Securities and/or the Warrant Stock under blue sky laws provided, however, that the Company shall not be responsible for indemnity discounts and commissions.



     (e) Agreements by Warrant Holder. In connection with the filing of a registration statement pursuant to Subsection 3(c) above, if you participate in the offering of the Underlying Securities and/or Warrant Stock by including securities owned by you, you agree:


          (i) To furnish the Company all material information requested by the Company concerning yourself and your holdings of securities of the Company and the proposed method of sale or other disposition of the Underlying Securities and/or Warrant Stock and such other information and undertakings as shall be reasonably required in connection with the preparation and filing of any such registration statement covering all or a part of the Underlying Securities and/or Warrant Stock and in order to ensure full compliance with the Act; and


          (ii)To cooperate in good faith with the Company and its underwriters, if any, in connection with such registration, including placing the shares of Underlying Securities and/or Warrant Stock to be included in such registration statement in escrow or custody to facilitate the sale and distribution thereof.


     (f) Indemnification. The Company shall indemnify and hold harmless you and each of the other Underwriters, each of your and their officers and directors, and each person, if any, who respectively controls you or any such Underwriter within the meaning of Section 15 of the Act or
          Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), joint or several, to which any of you or any such Underwriter or such controlling person becomes subject, under the Act or otherwise, insofar as such loss, liability, claim, damage and expense (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) a registration statement covering any Underlying Security or Warrant Stock, in the prospectus contained therein, or in an amendment or supplement thereto or (ii) in any application or other document or communication (in this Subsection collectively called "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Underlying Securities and/or Warrant Stock under the securities laws thereof or filed with the Commission, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided, however, that the Company shall not be obligated to indemnify in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon, and in conformity with, written information respectively furnished by you or any such Underwriter or such controlling person for use in the registration statement, or any amendment or supplement thereto, or any application, as the case may be.


        If any action is brought against a person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such person shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of the action, including the employment of counsel (satisfactory to the indemnified person in its reasonable judgment) and payment of expenses. The indemnified person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of the action or the Company shall not have employed counsel to have charge of the defense of the action or the indemnified person shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of the action on behalf of the indemnified person), in any of which events these fees and expenses shall be borne by the Company. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any claim or action effected without its consent. The Company's indemnity agreements contained in this Subsection shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified person, and shall survive any termination of this Agreement. The Company agrees promptly to notify you of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the registration statement pursuant to Subsection 3(c) above.

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

        If you choose to include all or a part of the Underlying Securities or Warrant Stock in a public offering pursuant to Subsection 3(c), then you agree to indemnify and hold harmless the Company and each of its directors and officers who have signed any such registration statement, and any underwriter for the Company (as defined in the Act), and each person, if any, who controls the Company or such underwriter within the meaning of the Act, to the same extent as the indemnity by the Company in this Subsection 3(f) but only with respect to statements or omissions, if any, made in such registration statement, or any amendment or supplement thereto, or in any application in reliance upon, and in conformity with, written information furnished by you to the Company for use in the registration statement, or any amendment or supplement thereto, or any application, as the case may be. In case any action shall be brought in respect of which indemnity may be sought against you, you shall have the rights and duties given to the Company, and the persons so indemnified shall have the rights and duties given to you by the provisions of the first paragraph of this Subsection.


    The Company further agrees that, if the indemnity provisions of the foregoing paragraphs are held to be unenforceable, any holder of an Underwriter Warrant or controlling person of such a holder may recover contribution from the Company in an amount which, when added to contributions such holder or controlling person has theretofore received or concurrently receives from officers and directors of the Company or controlling persons of the Company, will reimburse such holder or controlling person for all losses, claims, damages or liabilities and legal or other expenses; provided, however, that if the full amount of the contribution specified in this Subsection 3(f) is not permitted by law, then such holder or controlling person shall be entitled to contribution from the Company and its officers, directors and controlling persons to the full extent permitted by law.


4.      EXERCISE OF UNDERWRITER WARRANTS; PARTIAL EXERCISE.


     (a) Exercise in Full. Each Underwriter Warrant may be exercised in full by the holder thereof by surrender of the related Warrant Certificate, with the form of subscription at the end thereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or bank cashiers check payable to the order of the Company, in the respective amount obtained by multiplying the number of Underlying shares of Preferred Stock or Underlying Warrants represented by the Warrant Certificate (after giving effect to any adjustment therein as provided in Section 6 below) by the Purchase Price per share of Preferred Stock or per Warrant.


     (b) Partial Exercise. Each Underwriter Warrant may be exercised in part by surrender of the related Warrant Certificate in the manner and at the place provided in Subsection 4(a) above, accompanied by payment, in cash or by certified or bank cashiers check payable to the order of the Company, in the respective amount obtained by multiplying the number of Underlying shares of Preferred Stock or Underlying Warrants designated by the holder in the form of subscription attached to the Warrant Certificate by the Purchase Price per share of Preferred Stock or per Warrant (after giving effect to any adjustment therein as provided in Section 6 below). Upon any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the purchasing holder, a new Warrant Certificate or Certificates of like tenor, in the name of the holder thereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request calling in the aggregate for the purchase of the number of shares of Preferred Stock or Warrants equal to the number of such shares of Preferred Stock or Warrants called for on the face of the original Warrant Certificate (after giving effect to any adjustment therein as provided in Section 6 below) minus the number of such shares of Preferred Stock or Warrants (after giving effect to such adjustment) designated by the holder in the aforementioned form of subscription.


     (c) Company to Reaffirm Obligations. The Company will, at the time of any exercise of any Underwriter Warrant, upon the request of the holder thereof, acknowledge in writing its continuing obligation to afford to such holder any rights (including without limitation any right to registration of the Underlying Securities and Warrant Stock) to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Agreement; provided, however, that if the holder of an Underwriter Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

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

5.      DELIVERY OF CERTIFICATES, ETC., ON EXERCISE.


        As soon as practicable after the exercise of any Underwriter Warrant in full or in part, and in any event within twenty days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the purchasing holder thereof, a certificate or certificates for the number of shares of Underlying Preferred Stock or Underlying Warrants to which such holder shall be entitled upon such exercise, plus in lieu of any fractional share or Warrant to which such holder would otherwise be entitled, cash in an amount determined pursuant to Section 7(g), together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 6 below or otherwise.


6.      ANTI-DILUTION PROVISIONS.


    The Underwriter Warrants are subject to the following terms and conditions during the term thereof:


     (a) Stock Distributions and Splits. In case (i) the outstanding shares of Preferred Stock (or Other Securities) shall be subdivided into a greater number of shares, or (ii) a dividend in Preferred Stock (or Other Securities) shall be paid in respect of Preferred Stock (or Other Securities), the Purchase Price per share of Preferred Stock in effect immediately prior to such subdivision or at the record date of such dividend or distribution shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend or distribution be proportionately reduced; and if outstanding shares of Preferred Stock (or Other Securities) shall be combined into a smaller number of shares thereof, the Purchase Price per share of Preferred Stock in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination be proportionately increased. Any dividend paid or distributed on the Preferred Stock (or Other Securities) in stock or any other securities convertible into shares of Preferred Stock (or Other Securities) shall be treated as a dividend paid in Preferred Stock (or Other Securities) to the extent that shares of Preferred Stock (or Other Securities) are issuable upon the conversion thereof.


     (b) Adjustments. Whenever the Purchase Price per share of Preferred Stock is adjusted as provided in Subsection 6(a) above, the number of Underlying shares of Preferred Stock purchasable upon exercise of the Underwriter Warrants immediately prior to such Purchase Price adjustment shall be adjusted, effective simultaneously with such Purchase Price adjustment, to equal the product obtained (calculated to the nearest full share) by multiplying such number of Underlying shares of Preferred Stock by a fraction, the numerator of which is the Purchase Price per share of Preferred Stock in effect immediately prior to such Purchase Price adjustment and the denominator of which is the Purchase Price per share of Preferred Stock in effect upon such Purchase Price adjustment, which adjusted number of Underlying shares of Preferred Stock shall thereupon be the number of Underlying shares of Preferred Stock purchasable upon exercise of the Underwriter Warrants until further adjusted as provided herein.


     (c) Reorganizations. If any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Preferred Stock or Underlying Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Preferred Stock or Underlying Preferred Stock, then, as a condition of such consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holders of Underwriter Warrants shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Agreement and in lieu of the shares of Preferred Stock or Underlying Preferred Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the Underwriter Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Preferred Stock or Underlying Preferred Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Underwriter Warrants had such consolidation, merger or sale not taken place, and in any such case, appropriate provision shall be made with respect to the rights and interests of the holders of Underwriter Warrants to the end that the provisions hereof (including without limitation provisions for adjustments of the Purchase Price and of the number of shares of Preferred Stock purchasable and receivable upon the exercise of the Underwriter Warrants) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof (including an immediate adjustment, by reason of such consolidation or merger, of the Purchase Price to the value for the Preferred Stock or Underlying Preferred Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Purchase Price in effect immediately prior to such consolidation or merger). In the event of a merger or consolidation of the Company with or into another corporation as a result of which the number of shares of common stock of the surviving corporation is greater or lesser than the number of shares of common stock of the Company outstanding immediately prior to such merger or consolidation, assuming conversion of the Preferred Stock, is issuable to holders of Preferred Stock or Underlying Preferred Stock of the Company, then the Purchase Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Preferred Stock or Underlying Preferred Stock of the Company. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of common stock of the Company, the Company shall not effect any consolidation, merger or sale with the Person having made such offer or with any Affiliate of such Person, unless prior to the consummation of such consolidation, merger or sale the holders of Underwriter Warrants shall have been given a reasonable opportunity to then elect to receive upon the exercise of Underwriter Warrants either the stock, securities or assets then issuable with respect to the Preferred Stock or Underlying Preferred Stock of the Company or the stock, securities or assets, or the equivalent issued to previous holders of Preferred Stock in accordance with such offer. The term "Person" as used in this subparagraph shall mean and include an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof. For the purposes of this subparagraph, an "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such other Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.


     (d) Effect of Dissolution or Liquidation. In case the Company shall dissolve or liquidate all or substantially all of its assets, all rights under this Agreement shall terminate as of the date upon which a certificate of dissolution or liquidation shall be filed with the Secretary of the State of Colorado (or, if the Company theretofore shall have been merged or consolidated with a corporation incorporated under the laws of another state, the date. upon which action of equivalent effect shall have been taken); provided, however, that (i) no dissolution or liquidation shall affect the rights under Subsection 6(c) of any holder of an Underwriter Warrant, and (ii) if the Company's Board of Directors shall propose to dissolve or liquidate the Company, each holder of an Underwriter Warrant shall be given written notice of such proposal at the earlier of (i) the time when the Company's shareholders are first given notice of the proposal, or
          (ii) the time when notice to the Company's shareholders is first required.


     (e) Notice of Change of Purchase Price. Whenever the Purchase Price per share of Preferred Stock or per Warrant or the kind or amount of securities purchasable under the Underwriter Warrants shall be adjusted pursuant to any of the provisions of this Agreement, the Company shall forthwith thereafter cause to be sent to each holder of an Underwriter Warrant, a certificate setting forth the adjustments in the Purchase Price per share of Preferred Stock or per Warrant and/or in such number of shares of Preferred Stock or Warrants, and also setting forth in detail the facts requiring such adjustments, including without limitation a statement of the consideration received or deemed to have been received by the Company for any additional securities issued by it requiring such adjustment. In addition, the Company at its expense shall within 90 days following the end of each of its fiscal years during the term of this Agreement, and promptly upon the reasonable request of any holder of an Underwriter Warrant in connection with the exercise from time to time of all or any portion of any Underwriter Warrant, cause independent certified public accountants of recognized standing selected by the Company to compute any such adjustment in accordance with the terms of the Underwriter

          Warrants and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.


     (f) Notice of a Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, (ii) any transfer of all or substantially all of the assets of the Company to, or consolidation or merger of the Company with or into, any other person or (iii) any voluntary or involuntary dissolution or liquidation of the Company, then and in each such event the Company will mail or cause to be mailed to each holder of an Underwriter Warrant a notice specifying not only the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, but also the date on which any such transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Preferred Stock (or Other Securities) shall be entitled to exchange their shares of Preferred Stock (or other Securities) for securities or other property deliverable upon such transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the proposed record date therein specified.


7.      FURTHER COVENANTS OF THE COMPANY.


     (a) Reservation of Stock. The Company shall at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Underwriter Warrants, all shares of the Underlying Preferred Stock, Underlying Warrants and Warrant Stock from time to time issuable upon the exercise of the Underwriter Warrants and Underlying Warrants and shall take all necessary actions to ensure that the par value per share, if any, of the Underlying Preferred Stock and Warrant Stock is, at all times equal to or less than the then effective Purchase Price per share of Preferred Stock or per Warrant attributable to each share of Preferred Stock as the case may be.


     (b) Title to shares of Preferred Stock and Warrants. All shares of Underlying Preferred Stock and all Warrant Stock delivered upon the exercise of the Underwriter Warrants and the Underlying Warrants shall be validly issued, fully paid and nonaccessible; each holder of an Underwriter Warrant shall receive good and marketable title to the shares of Underlying Preferred Stock, the Underlying Warrants and the Warrant Stock free and clear of all voting and other trust arrangements, liens, encumbrances, equities and claims whatsoever; and the Company shall have paid all taxes, if any, in respect of the issuance thereof.


     (c) Listing on Securities Exchanges; Registration. If the Company at any time shall list any Preferred Stock or Warrants on any national securities exchange, the Company will, at its expense, simultaneously list on such exchange, upon official notice of issuance upon the exercise of the Underwriter Warrants, and maintain such listing of, all Underlying Securities and all Warrant Stock from time to time issuable upon the exercise of the Underwriter Warrants; and the Company will so list on any national securities exchange, will so register and will maintain such listing of, any Other Securities if and at the time that any securities of like class or similar type shall be listed on such national securities exchange by the Company.


     (d) Exchange of Underwriter Warrants. Subject to Subsection 3(a) hereof, upon surrender for exchange of any Warrant Certificate to the Company, the Company at its expense will promptly issue and deliver to or upon the order of the holder thereof a new Warrant Certificate or certificates of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate for the purchase of the number of shares of Preferred Stock or Warrants called for on the face or faces of the Warrant Certificate or Certificates so surrendered.


     (e) Replacement of Underwriter Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such

          Warrant Certificate, the Company, at the expense of the holder of such Underwriter Warrant will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.


     (f) Reporting by the Company. The Company agrees that, if it files a registration statement during the term of the Underwriter Warrants, it will use its best efforts to keep current in the filing of all forms and other materials which it may be required to file with the appropriate regulatory authority pursuant to the Exchange Act, and all other forms and reports required to be filed with any regulatory authority having jurisdiction over the Company.


     (g) Fractional Shares. No fractional shares of Underlying Preferred Stock, Underlying Warrants or Warrant Stock are to be issued upon the exercise of any Underwriter Warrant or Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the highest market price per share of Underlying Preferred Stock or Warrant Stock on the day of exercise, as determined by the Company.



     (h) Reorganizations and Reclassifications. While any Underwriter Warrant remains outstanding, the Company shall not effect any capital reorganization of the Company, or any reclassification or recapitalization of the capital stock of the Company; provided, however, that the Company may re-incorporate in another state if such re-incorporation does not involve a change in the capital structure of the Company, and the Company may change the par value of the Preferred Stock , subject to the anti-dilution provisions hereof.


8.      OTHER HOLDERS


        The Underwriter Warrants are issued upon the following terms, to all of which each holder or owner thereof by the taking thereof consents and agrees as follows: (a) any person who shall become a transferee, within the limitations on transfer imposed by Subsection 3(a) hereof, of an Underwriter Warrant properly endorsed shall take such Underwriter Warrant subject to the provisions of Subsection 3(a) hereof and thereupon shall be authorized to represent himself as absolute owner thereof and, subject to the restrictions contained in this Agreement, shall be empowered to transfer absolute title by endorsement and delivery thereof to a permitted bona fide purchaser for value; (b) each prior taker or owner waives and renounces all of his equities or rights in such Underwriter Warrant in favor of each such permitted bona fide purchaser, and each such permitted bona fide purchaser shall acquire absolute title thereto and to all rights presented thereby; (c) until such time as the respective Underwriter Warrant is transferred on the books of the Company, the Company may treat the registered holder thereof as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary and (d) all references to the word "you" in this Agreement shall be deemed to apply with equal effect to any person to whom a Warrant Certificate or Certificates have been transferred in accordance with the terms hereof, and where appropriate, to any person holding shares of Preferred Stock or Warrants, Underlying Securities or Warrant Stock.


                                   9. MISCELLANEOUS.


        All notices, certificates and other communications from or at the request of the Company to the holder of any Underwriter Warrant shall be mailed by first class, registered or certified mail, postage prepaid, to such address as may have been furnished to the Company in writing by such holder, or, until an address is so furnished, to the address of the last holder of such Underwriter Warrant who has so furnished an address to the Company, except as otherwise provided herein. This Agreement and any of the terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas. The headings in this Agreement are for reference only and shall not limit or otherwise affect any of the terms hereof. This Agreement, together with the forms of instruments annexed hereto as Schedule I, constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on this _____ day of ______________, 1997, in Dallas, Texas, by its proper corporate officers thereunto duly authorized.





                                        Western Country Clubs Inc.





                                        By:


                                        James E. Blacketer President


        The above Warrant and Registration Rights Agreement is confirmed this _____ day of __________, 1997.




               National Securities Corporation




        By:

                                   SCHEDULE I

                           WESTERN COUNTRY CLUBS INC.

                        PREFERRED STOCK PURCHASE WARRANT


                   Certificate Evidencing Right to Purchase __________Shares


        This    is    to    certify    that    _________________________________
("_____________") or assigns, is entitled to purchase at any time or from time to time after 9:00 A.M., Dallas, Texas time, on ____, 1998 and until 9:00 A.M., Dallas, Texas time, on _______________, 2002 up to the above referenced number of shares of the Company's Series A Cumulative Convertible Redeemable Preferred Stock (the "Shares"), of Western Country Clubs Inc., a corporation organized under the laws of the State of Colorado, (the "Company"), for the consideration specified in Subsection 1(e) of the Warrant and Registration Rights Agreement dated _____________, 1997 between the Company and National Securities Corporation, as representative of the several Underwriters (as defined therein) (the "Warrant Agreement"), pursuant to which this Warrant is issued. All rights of the holder of this Warrant are subject to the terms and provisions of the Warrant Agreement, copies of which are available for inspection at the office of the Company.

        The Shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the "Act"). However, except as provided in the Warrant Agreement, no distribution of this Warrant, or the Shares issuable upon exercise of this Warrant may be made except pursuant to
(i) a post-effective amendment to the registration statement under the Act covering the Warrant and the Shares, (ii) a new registration statement, or (iii) an opinion of counsel, satisfactory to counsel for the Company, that an exemption from registration under the Act is available.

        Subject to the provisions of the Act and of the Warrant Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, at the offices of the Company, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant, together with the Assignment hereof duly endorsed. Until transfer of this Warrant on the books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes.

        Any Preferred Stock which is acquired pursuant to the exercise of this Warrant shall be acquired in accordance with the Warrant Agreement.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on this _____ day of ___________, 1997, in Dallas, Texas, by its proper corporate officer's thereunto duly authorized.





                                        Western Country Clubs Inc.

        By:
                                        James E. Blacketer, President



ATTEST:

                                  SUBSCRIPTION

        (To be signed only upon exercise of Warrant)


    To Western Country Clubs Inc.:

    The undersigned, the holder of the enclosed Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________________ shares of Series A Preferred Stock (as defined in the Warrant and Registration Rights Agreement to which the form of this Subscription was attached) and herewith makes payment of $______________ therefor, and requests that the certificate or certificates for such shares of Series A Preferred Stock be issued in the name of and delivered to the undersigned.

Date: ______


_______________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)




_______________________________
    (Address)







    Insert the number of shares of Series A Preferred Stock called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional shares of Series A Preferred Stock or Warrants or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

                                   ASSIGNMENT

    (To be signed only upon transfer of Warrant)

    For value received, the undersigned hereby sells, assigns and transfers unto _______________________________ the right represented by the enclosed Warrant to purchase ________ shares of Series A Preferred Stock with full power of substitution in the premises.


    The undersigned represents and warrants that the transfer, in whole in or in part, of such right to purchase represented by the enclosed Warrant is permitted by the terms of the Warrant and Registration Rights Agreement pursuant to which the enclosed Warrant has been issued, and the transferee hereof, by his acceptance of this Assignment, represents and warrants that he is familiar with the terms of such Warrant and Registration Rights Agreement and agrees to be bound by the terms thereof with the same force and effect as if a signatory thereto, including without limitation Section 3 thereof.



    Date:_______


_______________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)



_______________________________
    (Address)


    Signed in the presence of:

_______________________________

                                    SCHEDULE II

                           WESTERN COUNTRY CLUBS INC.

                                PURCHASE WARRANT


                  Certificate Evidencing Right to Purchase ________ Warrants

        This is to certify that     ("      ")     or assigns, is
entitled to purchase at any time or from time to time after 9:00 A.M., Dallas, Texas time, on ,1998 and until 9:00 A.M., Dallas, Texas time, on , 2002 up to the above referenced number of Series A Redeemable Common Stock Purchase Warrants (the "Warrants"), of Western Country Clubs Inc., a corporation organized under the laws of the State of Colorado, (the "Company"), for the consideration specified in Subsection l (e) of the Warrant and Registration Rights Agreement dated ,1997 between the Company and National Securities Corporation, as representative of the several Underwriters (as defined therein) (the "Warrant Agreement"), pursuant to which this Warrant is issued. All rights of the holder of this Warrant are subject to the terms and provisions of the Warrant Agreement, copies of which are available for inspection at the office of the Company.

        This Warrant and the Warrants issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the "Act"). However, except as provided in the Warrant Agreement no distribution of this Warrant or the Warrants issuable upon exercise of this Warrant may be made except pursuant to (i) a post-effected amendment to the registration statement under the Act covering the Warrants and the Series A Preferred Stock, (ii) a new registration statement, or (iii) an opinion of counsel, satisfactory to counsel for the Company, that an exemption from registration under the Act is available.

        Subject to the provisions of the Act and of the Warrant Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, at the offices of the Company, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant, together with the Assignment hereof duly endorsed. Until transfer of this Warrant on the books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes.

        Any Warrants, which are acquired pursuant to the exercise of this Warrant, shall be acquired in accordance with the Warrant Agreement.


        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed
        on this,       day of     ,1997,  in Dallas,  Texas,  by  its  proper
        corporate  officer's  thereunto duly authorized.



                                         Western Country Clubs Inc.

                                         By:
                                         James E. Blacketer, President






ATTEST:

                                  SUBSCRIPTION

    (To be signed only upon exercise of Warrant)


    To Western Country Clubs Inc.:

    The undersigned, the holder of the enclosed Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, Warrants (as defined in the Warrant and Registration Rights Agreement to which the form of this Subscription was attached) and herewith makes payment of $ therefor, and requests that the certificate or certificates for such Warrants be issued in the name of and delivered to the undersigned.


Date:




Signature must conform in all respects to name of holder as specified on the face of the Warrant)





        (Address)








        Insert the number of Warrants called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Warrants or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

                                   ASSIGNMENT

    (To be signed only upon transfer of Warrant)

    For value received, the undersigned hereby sells, assigns and transfers unto the right represented by the enclosed Warrant to purchase Warrants with full power of substitution in the premises.

    The undersigned represents and warrants that the transfer, in whole in or in part, of such right to purchase represented by the enclosed Warrant is permitted by the terms of the Warrant and Registration Rights Agreement pursuant to which the enclosed Warrant has been issued, and the transferee hereof, by his acceptance of this Assignment, represents and warrants that he is familiar with the terms of such Warrant and Registration Rights Agreement and agrees to be bound by the terms thereof with the same force and effect as if a signatory thereto, including without limitation Section 3 thereof.


Date:_______


_______________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)




_______________________________
        (Address)


Signed in the presence of-.

_______________________________